Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42133 and Post-Effective Amendment No. 1 to Registration No. 333-42133) of Ingersoll-Rand Company Limited of our report dated June 28, 2004 relating to the financial statements of the Ingersoll-Rand Savings and Stock Investment Plan, which appears in this Form 11-K.

_/s/ PricewaterhouseCoopers, LLP___
PricewaterhouseCoopers, LLP
New York, NY
June 28, 2004